AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of the 12th day of March, 2015 is made to the Amended and Restated Transfer Agency and Services Agreement dated July 1, 2013, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “Funds”) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree the Agreement shall be amended as follows:

1. CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to: (i) add John Hancock Emerging Markets Equity Fund, a series of John Hancock Investment Trust; and (ii) remove John Hancock Massachusetts Tax-Free Income Fund and John Hancock New York Tax-Free Income Fund, each a separate series of John Hancock Tax-Exempt Series Fund; and (iii) remove John Hancock Small Cap Opportunities Fund, a series of John Hancock Funds III.

2. EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3. DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4. OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

On Behalf of each Fund and Portfolio
Listed on Exhibit A of the Agreement

By:	/s/ Andrew G. Arnott
Andrew G. Arnott
President
John Hancock Signature Services, Inc.

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Vice President and Chief Financial Officer

Exhibit A
List of Funds and Portfolios

John Hancock Bond Trust
John Hancock Focused High Yield Fund
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock Investment Grade Bond Fund

John Hancock California Tax-Free Income Fund
John Hancock California Tax-Free Income Fund

John Hancock Capital Series
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest
John Hancock Money Market Fund

John Hancock Investment Trust
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Emerging Markets Equity Fund
John Hancock Enduring Equity Fund
John Hancock Global Opportunities Fund
John Hancock Large Cap Equity Fund
John Hancock Seaport Fund
John Hancock Small Cap Core Fund
John Hancock Value Equity Fund

John Hancock Investment Trust II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund

John Hancock Investment Trust III
John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

John Hancock Sovereign Bond
John Hancock Bond Fund

John Hancock Strategic Series
John Hancock Income Fund

John Hancock Funds III
Core High Yield Fund
Disciplined Value Fund
Disciplined Value Mid Cap Fund
Global Shareholder Yield Fund
International Core Fund
International Growth Fund
International Value Equity Fund
Select Growth Fund
Small Company Fund
Strategic Growth Fund